UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

SkillSoft Public Limited Company

(Exact Name of Registrant as Specified in Charter)

Republic of Ireland	0-25674	None
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

107 Northeastern Boulevard Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 324-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 3, 2010, SkillSoft Public Limited Company (the “Company”) announced that the resolutions required to approve and implement the scheme of arrangement (the “Scheme”), pursuant to which the Company will be acquired by SSI Investments III Limited, were passed by the requisite majorities at the Adjourned Court Meeting and the Adjourned Extraordinary General Meeting on May 3, 2010. The Scheme, among other things, provides for cash consideration to be paid to the holders of the Company’s ordinary shares and American Depositary Shares (“ADSs”) upon consummation of the Scheme of $11.25 per ordinary share or ADS.

Under Section 201 of the Irish Companies Act 1963, for the resolution considered at the Adjourned Court Meeting to be passed, it was required to be approved by a majority in number of the Company’s shareholders voting in person or by proxy and by at least 75% of the Company’s shares voted in person or by proxy. At the Adjourned Extraordinary General Meeting, a majority of votes cast was required to pass an ordinary resolution and at least 75% of the votes cast was required to pass a special resolution. Pursuant to Irish law, abstentions were not included in the total number of votes cast when calculating the applicable percentage.

Capitalized terms not defined herein have the meanings ascribed to them in the revised definitive proxy statement of the Company filed with the Securities and Exchange Commission on April 9, 2010 (the “Proxy Statement”).

Adjourned Court Meeting

The sole proposal considered at the Adjourned Court Meeting was the approval of the Scheme. The result of the vote was as follows:

Number of Shareholders voting in favor of the Scheme	11
Number of Shareholders voting against the Scheme	1 *
% of members casting votes in favor of the Scheme	100%
% of members casting votes against the Scheme	9.1%*
Votes cast in favor of the Scheme	74,661,437
Votes cast against the Scheme	6,404,187
% of votes cast in favor of the Scheme	92.10%
% votes cast against the Scheme	7.90%

*	Eleven Shareholders voted. One Shareholder voted both in favor of and against the Scheme.

Pursuant to the foregoing votes, the Scheme was approved.

Adjourned Extraordinary General Meeting

The results of the vote on the resolutions considered at the Adjourned Extraordinary General Meeting held after the conclusion of the Adjourned Court Meeting are as follows:

Resolution 1 – Ordinary Resolution: To approve the Scheme and to authorize the directors of the Company to take such action as they consider necessary or appropriate to carry the Scheme into effect.

This resolution was duly passed on a show of hands.

Forms of proxy representing the following votes were received from the Company’s Shareholders in respect of this resolution:

Votes For	Votes Against	Abstain
74,832,062	6,404,187	3,309,045

Resolution 2 – Special Resolution: To approve the cancellation of the Cancellation Shares and to apply the reserve in the Company’s books arising upon such cancellation in paying up in full at par New SkillSoft Shares.

This resolution was duly passed on a show of hands.

Forms of proxy representing the following votes were received from the Company’s Shareholders in respect of this resolution:

Votes For	Votes Against	Abstain
75,118,188	6,096,788	3,330,318

Resolution 3 – Special Resolution: To amend the Articles of Association of the Company to ensure that any shares of the Company issued during the period from May 1, 2010 to the last Business Day before the Scheme becomes effective will be subject to the Scheme:

This resolution was duly passed on a show of hands.

Forms of proxy representing the following votes were received from the Company’s Shareholders in respect of this resolution:

Votes For	Votes Against	Abstain
75,132,943	6,090,488	3,321,863

Resolution 4 – Ordinary Resolution: To adjourn the Adjourned Extraordinary General Meeting.

This resolution was duly passed on a show of hands.

Forms of proxy representing the following votes were received from the Company’s Shareholders in respect of this resolution:

Votes For	Votes Against	Abstain
74,960,905	6,255,481	3,328,908

At the commencement of the Adjourned Extraordinary General Meeting, the Chairman proposed an ordinary resolution to clarify that references to the Scheme in the resolutions to be considered at the meeting are to the Scheme, as set out in the Proxy Statement, which reflects the increased consideration of $11.25 per ordinary share or ADS. This resolution was duly passed on a show of hands. No proxies were solicited on this proposal.

High Court to Sanction Vote

In order for the Scheme to become effective, it must be sanctioned by the Irish High Court.

On May 4, 2010, the Company intends to apply to the Irish High Court to set a date for a hearing to sanction the Scheme and for directions from the Irish High Court as to advertising the time, date and location of that hearing. The Company anticipates that the hearing to sanction the Scheme will take place on or about May 20, 2010 and that, subject to the sanction of the Irish High Court, the Scheme will become effective on or about May 24, 2010.

Item 8.01.	Other Events.

On May 3, 2010, the Company issued a press release announcing that at the Adjourned Court Meeting and Adjourned Extraordinary General Meeting of the Company held in Dublin, Ireland on May 3, 2010, its shareholders voted to approve the Scheme.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Legal Information

The directors of the Company accept responsibility for the information contained in this document, other than that relating to SSI Investments, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SSI Investments accept responsibility for the information contained in this document relating to SSI Investments, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC and the directors of SSI Investments and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SSI Investments (who have taken all reasonable care to ensure such is the case, the information contained in this document for which they accept responsibility) is in accordance with the facts and does not omit anything likely to affect the import of such information.

Credit Suisse Securities (USA) LLC (“Credit Suisse”), which is regulated under the laws of the United States of America, is acting for the Company and for no one else in connection with the Revised Acquisition and will not be responsible to any person other than the Company for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Revised Acquisition, the content of this document or any transaction or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this document, any transaction, any statement contained herein or otherwise.

Morgan Stanley, which is regulated under the laws of the United States of America, is acting as lead financial advisor to SSI Investments and the Investor Group and no one else in connection with the Revised Acquisition and will not be responsible to anyone other than SSI Investments and the Investor Group for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Revised Acquisition, the contents of this document or any proposed transaction or arrangement referred to herein.

Barclays Capital, which is regulated under the laws of the United States of America, is acting as financial advisor to SSI Investments and the Investor Group and no one else in connection with the Revised Acquisition and will not be responsible to anyone other than SSI Investments and the Investor Group for providing the protections afforded to clients of Barclays Capital or for providing advice in relation to the Revised Acquisition, the contents of this document or any transaction or arrangement referred to herein.

WilmerHale and William Fry are acting as legal advisors to the Company. Ropes & Gray LLP and Mason Hayes+Curran are acting as legal advisors to SSI Investments, Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC.

This document does not constitute an offer to purchase, sell, subscribe for or exchange or the solicitation of an offer to purchase, sell, subscribe for or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Revised Acquisition or otherwise.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended (the “Irish Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, one per cent., or more of any class of ‘relevant securities’ of the Company, all ‘dealings’ in any ‘relevant securities’ of the Company (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3.30 pm (Dublin time) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of the Company by SSI Investments III Limited or the Company, or by any of their respective ‘associates’ must also be disclosed by no later than 12 noon (Dublin time) on the business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Revised Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction in respect of which it would be unlawful to do so, including (but not limited to) Canada, South Africa, Australia and Japan. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Revised Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

99.1	Press Release issued by SkillSoft PLC on May 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkillSoft Public Limited Company

Date: May 3, 2010	By:	/s/ CHARLES E. MORAN
Charles E. Moran President and Chief Executive Officer